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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95966) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust, in the Registration Statement (Form S-3 No. 33-85190) of Acadia Realty Trust, and in the Registration Statement (Form S-3 No. 333-31630) of Acadia Realty Trust, of our report dated February 25, 2003, with respect to the consolidated financial statements and schedule of Acadia Realty Trust included in this Annual Report on Form 10-K for the year ended December 31, 2002.



                                          /s/ ERNST & YOUNG LLP
                                          -------------------------------------

New York, New York
March 26, 2003